UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nevsun Resources Ltd.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 – 1075 West Georgia Street Vancouver, British Columbia Canada	V6E 3C9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [   ]

Securities Act registration statement file number to which this form relates:                0-50881        (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered.

The authorized capital of Nevsun Resources Ltd. (the “Company”) consists of 250,000,000 common shares without par value.  The common shares of the Company are represented by a form of share certificate approved by the Board of Directors and acceptable to any stock exchange where the Company’s common shares are listed.

The holders of common shares are entitled to one vote for each share held and are entitled to receive pro rata such dividends as may be declared by the Board of Directors out of funds legally available therefor and to receive pro rata the remaining property of the Company upon dissolution.

There are no pre-emptive or conversion rights, and no provisions for redemption, purchase or cancellation, surrender, sinking fund or purchase fund.

There are no restrictions on transferability.

Item 2.

Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Nevsun Resources Ltd.

By:

/@/ Cliff T. Davis

Name:

Cliff T. Davis

Title:

Chief Financial Officer and Director

Dated:  January 10, 2005

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